Exhibit 99.1

HG (Luxembourg) S.à r.l.

Annual Consolidated Financial Statements

For the year ended September 30, 2014

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499

Independent Auditors’ Report

The Board of Directors and Shareholders

HG (Luxembourg) S.a.r.l.:

We have audited the accompanying consolidated financial statements of HG (Luxembourg) S.a.r.l. and subsidiaries (the Group), which comprise the consolidated statements of financial position as of September 30, 2014 and 2013, and the related consolidated statement of comprehensive income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of September 30, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Philadelphia, Pennsylvania

February 16, 2016

KPMG LLP is a Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Consolidated statement of comprehensive income

for the year September 30, 2014

		2014	2013
	Note	$‘000	$‘000
Continuing operations
Group revenues	18	532,945	510,746
Cost of revenues	23	(339,089)	(339,739)

Gross profit		193,856	171,007
General administrative expenses	23	(174,045)	(159,161)

Profit from operations		19,811	11,846
Finance income	24	702	531
Finance costs	24	(1,326)	(1,989)

Profit before taxation		19,187	10,388
Tax expense	25	(11,197)	(3,368)

Profit for the year		7,990	7,020

Other comprehensive income:
Items that will not be reclassified to profit or loss:
Actuarial gain / (loss) relating to retirement benefit obligations	15	(5,159)	7,268
Deferred tax attributable to actuarial gain / loss	25	1,973	(2,817)
Items that may be reclassified to profit or loss:
Exchange adjustments on foreign currency net investments	2	844	(2,196)
Other unrealized gains	25	12	148

Other comprehensive income / (loss) for the year, net of tax		(2,330)	2,403

Total comprehensive income for the year		5,660	9,423

The statement of comprehensive income is required under International Accounting Standard No. 1, “Presentation of Financial Statements” (“IAS 1”). It is designed to show the extent to which shareholders’ funds have increased or decreased from all the gains and losses recognized throughout the year.

The notes are an integral part of these consolidated financial statements.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Consolidated statement of changes in equity

for the year September 30, 2014

	Note	Share capital $‘000	Cumulative translation reserve $‘000	Retained earnings $‘000	Total $‘000
Shareholders’ equity - 30 September 2012		132	364	14,262	14,758
Profit for the year		—	—	7,020	7,020
Exchange adjustments on foreign currency	2	—	(2,196)	—	(2,196)
Actuarial gain relating to retirement benefit obligations	15	—	—	7,268	7,268
Movement on deferred tax attributable to actuarial movements	25	—	—	(2,817)	(2,817)
Other unrealized gains	25	—	—	148	148

Total comprehensive income / (loss) for the period		—	(2,196)	11,619	9,423
Loss on the redemption of equity certificates		—	—	(1,344)	(1,344)

Shareholders’ equity - 30 September 2013		132	(1,832)	24,537	22,837
Profit for the year		—	—	7,990	7,990
Exchange adjustments on foreign currency	2	—	844	—	844
Actuarial loss relating to retirement benefit obligation	15	—	—	(5,159)	(5,159)
Movement on deferred tax attributable to actuarial movements	25	—	—	1,973	1,973
Other unrealized gains	25	—	—	12	12

Total comprehensive income for the period		—	844	4,816	5,660
Loss on the redemption of equity certificates	10	—	—	(12,755)	(12,755)

Shareholders’ equity - 30 September 2014		132	(988)	16,598	15,742

The notes are an integral part of these consolidated financial statements.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Consolidated statement of financial position

as of September 30, 2014

		2014	2013
	Note	$‘000	$‘000
Non-current assets:
Goodwill	9	8,385	496
Intangible assets	9	13,951	2,665
Property and equipment	8	14,893	12,559
Deferred tax assets	25	33,777	32,554
Other debtors		4,715	3,744

Total non-current assets		75,721	52,018
Current assets:
Cash and cash equivalents	5, 6	48,774	59,395
Trade and other receivables	7	138,433	122,453
Prepayments and other debtors	2	9,720	10,379

Total current assets		196,927	192,227

Total assets		272,648	244,245
Current liabilities
Finance leases	11	241	356
Trade and other payables	12	40,310	37,446
Accrued compensation	13	58,393	52,351
Deferred income	2	73,224	64,384
Due to related party - parent entity	10	13,781	—
Contingent consideration	4	2,050	—
Current tax liabilities	25	1,657	6,629

Total current liabilities		189,656	161,166

Net current assets		7,271	31,061
Non-current liabilities
Finance leases	11	376	147
Retirement benefit obligation	15	27,126	21,947
Non-current tax liabilities	25	684	2,922
Deferred tax liabilities	25	3,325	575
Accrued compensation	2	12,517	11,162
Due to related party - parent entity	10	80	102
Long term provision	14	23,142	23,387

Total non-current liabilities		67,250	60,242

Total liabilities		256,906	221,408

Net assets		15,742	22,837

Equity
Share capital	16	132	132
Cumulative translation reserve	2	(988)	(1,832)
Retained earnings		16,598	24,537

Total equity shareholders’ funds		15,742	22,837

The notes are an integral part of these consolidated financial statements.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Consolidated statement of cash flows

for the year September 30, 2014

		2014	2013
	Note	$‘000	$‘000
Profit for the year		7,990	7,020
Adjustments for:
Tax expense	25	11,197	3,368
Finance costs	24	1,326	1,989
Finance income	24	(702)	(531)
Depreciation of property and equipment	8	5,369	5,224
Amortization of intangible assets	9	1,397	714
Gain on disposal of property and equipment	23	(297)	(47)
Increase / (decrease) in provisions	14	(73)	13,799

Operating cash flows before movements in working capital		26,207	31,536
Increase in assets		(22,656)	(12,538)
Increase / (decrease) in liabilities		22,623	(3,275)

Cash generated by operations		26,174	15,723
Income taxes paid		(13,294)	(9,172)

Net cash inflow from operating activities		12,880	6,551
Cash flows from investing activities
Acquisition, net of cash acquired		(12,985)	—
Interest received	24	702	531
Purchases of property and equipment	8	(7,879)	(5,440)
Purchases of intangible assets	9	(5,146)	(1,648)
Proceeds on the sale of tangible fixed assets		358	312

Net cash used in investment activities		(24,950)	(6,245)
Cash flows from financing activities
Repayment of equity certificates to parent entity	10	(13,101)	(12,834)
Increase in / (repayment of) borrowings with parent entity	10	13,725	(226)
Interest paid	24	(382)	(284)
Payment of finance lease liability	11	(461)	(618)

Net cash used in financing activities		(219)	(13,962)

Net decrease in cash and cash equivalents		(12,289)	(13,656)
Cash and cash equivalents at the beginning of the year		59,395	74,317
Effect of foreign exchange rate changes		1,668	(1,266)

Cash and cash equivalents at the end of the year		48,774	59,395

Purchases of property and equipment that are part of finance lease arrangements are non cash transactions. As such, property and equipment purchases of $633,000 (2013: $209,000) are excluded from the statement of cash flows.

The notes are an integral part of these consolidated financial statements.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

1. Reporting entity

HG (Luxembourg) S.à r.l. (“HG Luxembourg”) is a limited liability company incorporated in Luxembourg. The address of the registered office is 412F, route d’Esch, L-1030, Luxembourg. The nature of HG Luxembourg’s operations and its principal activity are discussed in “Revenue Recognition.”

HG Luxembourg is a wholly owned subsidiary of HG (Bermuda) Limited, which is also the ultimate controlling party.

The 2014 annual consolidated financial statements have been approved by management and were authorized for issuance on February 16, 2015.

2. Significant accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements.

Basis of consolidation and presentation

The consolidated financial statements of HG Luxembourg have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

The consolidated financial statements include HG Luxembourg and its subsidiaries (collectively, the “Group” or the “Company”) at September 30, 2014 and 2013 and for the years ended September 30, 2014 and 2013. The consolidated financial statements have been prepared using the U.S. Dollar as the presentational currency of the consolidated group. Unless stated, all figures are disclosed in US dollars. Management believes that this is appropriate on the basis that this is what is required by the principal stakeholders, specifically, the shareholder of the Company and the banks that provide the Company’s principal credit facilities. Moreover, the United States represents the largest single country market for the Company and is the jurisdiction in which the largest amount of taxes are paid. Figures disclosed in thousands of USD ($‘000) are rounded and may result in differences compared to the unrounded figures.

A subsidiary is an entity that is controlled by another entity, known as the parent. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The results of subsidiaries acquired or disposed of during the year are consolidated from and up to the date of change of control. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used in line with those used by the Group. The consolidated financial statements are prepared under the historical cost convention, except for certain financial instruments which are measured at fair value. All significant intercompany transactions and balances between Group entities are eliminated in consolidation. The acquisition method of accounting has been adopted. The balances of the companies included in the consolidation were as of the reporting date of the Group financial statements on the basis of uniform accounting policies.

As HG Luxembourg does not have any operations, its obligations are funded by its subsidiaries. Due to the profitability and cash flows of the subsidiaries, management has a reasonable expectation that the Group will have adequate resources to continue in operational existence for the foreseeable future. Accordingly, management continues to adopt the going concern basis in preparing the annual financial report.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

2. Significant accounting policies (continued)

Standards and interpretations to existing standards that are not yet effective and have not been early adopted by the Group

IAS 28 (Revised) Investments in Associates and Joint Ventures provides guidance on the requirements for the application of the equity method when accounting for investments in associates and joint ventures. It is effective for accounting periods beginning on or after January 1, 2014. This is not expected to have a significant impact on the Group.

IAS 32 (Amended) Financial Instruments: Presentation clarifies the requirements for offsetting financial assets and financial liabilities on the statement of financial position. It is effective for accounting periods beginning on or after January 1, 2014. This is not expected to have a significant impact on the Group.

IAS 36 (Amended) Impairment of Assets changes the disclosure requirements for the impairment of assets when the recoverable amount is determined based on fair value less costs of disposal. It is effective for accounting periods beginning on or after January 1, 2014. This is not expected to have a significant impact on the Group.

IAS 39 (Amended) Financial Instruments: Recognition and Measurement requires an entity to discontinue hedge accounting for a derivative that has been designated as a hedging instrument where the derivative is novated to a central counterparty. It is effective for accounting periods beginning on or after January 1, 2014. This is not expected to have a significant impact on the Group.

IFRS 10 Consolidated Financial Statements replaces all of the guidance on control and consolidation in IAS 27 Separate Financial Statements and changes the definition of control so that the same criteria to determine control are applied by all entities. It is effective for accounting periods beginning on or after January 1, 2013. This is not expected to have a significant impact on the Group.

IFRS 11 Joint Arrangements establishes the principles for financial reporting by entities involved in joint arrangements. It is effective for accounting periods beginning on or after January 1, 2013. This is not expected to have a significant impact on the Group.

IFRS 12 Disclosure of Interests in Other Entities requires entities to disclose information that helps the users of the financial statements to evaluate the nature, risk and financial effects associated with the entity’s interests in subsidiaries, associates and joint arrangements. It is effective for accounting periods beginning on or after January 1, 2013.This is not expected to have a significant impact on the Group.

IFRIC 21 Levies establishes the principles on recognizing liabilities from a government imposed levy. It is effective for accounting periods beginning on or after January 1, 2014. This is not expected to have a significant impact on the Group.

IFRS 15 Revenue from Contracts with Customers establishes the principles for reporting useful information arising from a contract with a customer. It is effective for accounting periods beginning on or after January 1, 2017. This is not expected to have a significant impact on the Group.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

2. Significant accounting policies (continued)

Translation of foreign currencies

Companies

Transactions in foreign currencies are recorded at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured at the exchange rate ruling at the reporting date. All differences are taken to profit and loss.

Group

For the purposes of consolidation, the closing rate method is used. The statements of financial position of foreign subsidiaries are translated at the exchange rate ruling at the reporting date. The profit and loss accounts of foreign subsidiaries are translated at the average rates of exchange during the year. All differences are recognized directly in the cumulative translation reserve account, except in the case of hyperinflationary countries, where the differences are recorded in the consolidated statement of comprehensive income.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Cash and cash equivalents, trade and other receivables and other debtors are presented as financial assets. Trade and other payables and finance lease obligations are presented as financial liabilities.

All financial assets and liabilities may be designated, upon initial recognition, at fair value through profit or loss if they fulfill the requirements in IAS 39 (fair value option). This option has not been exercised to date.

Financial assets

Receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, receivables are measured at amortized cost less any impairment losses.

Fair value of financial assets and liabilities

Where the fair value of financial assets and liabilities is disclosed or stated, it is generally derived from the market or stock exchange value. In the absence of an active market, the fair value is determined according to recognized methods of financial modeling.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits as well as financial assets that are readily convertible to cash and which are only subject to an insignificant risk of change in value.

The statement of cash flows has been prepared using the indirect method. The cash items presented in the statement of cash flows are comprised of cash and cash equivalents. Cash flows denominated in foreign currencies have been translated at average estimated exchange rates. Exchange differences affecting cash items are shown separately in the cash flow statement. Interest paid and received and income taxes paid are separately presented. Transactions not resulting in inflow or outflow of cash, including capital additions relating to finance leases, are not recognized in the statement of cash flows, but are separately disclosed as non-cash transactions.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

2. Significant accounting policies (continued)

Trade receivables

Trade receivables are recognized based on the nature of the service provided and the terms of the contract. A provision for uncollectable trade receivables is established to the extent that recovery of receivables is uncertain. When a trade receivable is determined to be uncollectable it is written off, first against any provision available and then to the consolidated statement of comprehensive income. Subsequent recoveries of amounts previously provided for are credited to the consolidated statement of comprehensive income.

Prepayments

Prepayments consist of advances paid for rent, insurance, maintenance contracts and other expenses.

Property and equipment

Property and equipment include fixtures, fittings, office equipment, computer equipment and leasehold improvements, which are stated at cost less depreciation. These assets are depreciated using the straight-line method over the following useful economic lives:

Fixtures, fittings and office equipment	3-8 years
Computer equipment	3-5 years

Leasehold improvements are depreciated over the lesser of the lease term or the useful economic life of the asset. Upon disposal of tangible assets, the cost and accumulated depreciation and impairments are removed from the financial statements and the net amount, less any proceeds, is taken to the consolidated statement of comprehensive income.

Goodwill

Goodwill, representing the difference between the fair value of the purchase consideration for any business and the fair value of the identifiable net assets acquired, is recognized as a residual. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets and liabilities exceeds the cost of the business acquired, the excess is recognized as a gain on a bargain purchase after a reassessment of the appropriateness of all the assets acquired and the liabilities assumed. Goodwill is tested annually for impairment or when there is an indication of impairment at the cash generating unit level to which the goodwill pertains. An impairment loss recognized for goodwill is not reversed in a subsequent period. On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Intangible assets

Intangible assets (e.g. trade names, certain proprietary methods and other similar rights) acquired as part of a business combination are stated at their fair value at the date of acquisition, as determined by a valuation undertaken by an outside expert, and are amortized over their useful economic lives. Algorithms, customer relationships, and other intangible assets have stated economic lives that range from three to nine years. Trademarks and tradenames are currently assessed as having indefinite economic lives because there is presently no foreseeable limit to the period of time over which they are expected to contribute cash flows. Management establishes the useful economic lives with regard to the nature of the individual asset. Purchased computer software licenses are capitalized as intangible assets on the basis of the costs incurred to acquire and bring into use the specific software. These costs are amortized over their estimated useful lives, which do not exceed three years. Costs associated with developing software are capitalized as intangible assets when they are separable or arise from contractual or other legal rights. Costs associated with maintaining computer software programs are recognized as an expense as incurred.

Impairment of tangible and intangible assets

Assets that have an indefinite useful life are not amortized but are subject to impairment testing annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Assets that have a finite life and are amortized are also tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized to the extent that the carrying amount exceeds its recoverable amount.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

2. Significant accounting policies (continued)

Trade payables

Trade payables are initially recognized at fair value and thereafter are measured at amortized cost.

Provisions

Provisions for restructuring costs and legal claims are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that a transfer of economic benefits will be required to settle the obligation; and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Provisions are measured at the present value of the amount expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation.

Short-term and long-term accrued compensation

Short-term accrued compensation liabilities are accounted for under International Accounting Standards No. 19, “Employee Benefits” (“IAS 19”) representing short-term employee benefits and are measured at the amount of benefits expected to be paid.

Long-term accrued compensation liabilities are accounted for under IAS 19 and recognized when: the Group has a present or constructive obligation to compensate employees as a result of voluntary or involuntary termination of employment. The liabilities are measured based on plan rules, which require consideration for salary, time spent with the Company and average turnover of employees. The increase in the liability due to the passage of time is recognized as interest expense.

Retirement benefits

Defined benefit plans

Liabilities for defined benefit plans are calculated using the projected unit credit method as required by IAS 19. The amounts charged to profit from operations are the current service costs and gains and losses on settlements and curtailments. Past service costs are recognized immediately in the profit and loss account if the benefits have vested. If the benefits have not vested immediately, the costs are recognized over the period in which the vesting occurs. The interest costs and expected return on assets are presented as finance costs. Actuarial gains and losses are recognized immediately in other comprehensive income and will never be reclassified into profit or loss.

Defined contribution plans

For defined contribution plans the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either liabilities or prepayments in the statement of financial position.

Preferred equity certificates (PECs)

PECs are classified as financial liabilities and are accounted for at amortized cost. The holder of the PECs is entitled to receive a return on the PECs at a stated interest rate. Redemption of the PECs is at a fixed date at a redemption price equal to the sum of the par value for each outstanding PEC and the unpaid accrued interest, if any, on each outstanding PEC. Accrued interest is recognized in the statement of comprehensive income / loss, and shall be payable only if and to the extent declared by management that (i) the Company will not be insolvent after making such payment, (ii) such payment is made out of legally available funds, and (iii) that the funds used for the payment are not necessary to pay or provide reasonable reserves for the future payment of Company obligations.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

2. Significant accounting policies (continued)

Convertible preferred equity certificates (CPECs)

CPECs are classified as financial liabilities, accounted for at par value, and are repayable upon demand. At the option of the holder and upon consent of management they can be convertible into a number of the Company’s ordinary shares determined by dividing the par value of such CPEC by the conversion price. In the event of redemption of CPECs above par value, the excess is charged directly to equity as dividends. Redemptions shall be payable only if and to the extent declared by management that (i) the Company will not be insolvent after making such payment, (ii) such payment is made out of legally available funds, and (iii) that the funds used for the payment are not necessary to pay or provide reasonable reserves for the future payment of Company obligations.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable for services provided to third parties in the normal course of business. Revenue for services is recognized when the service has been provided and the right to consideration has been earned. When a service has been provided, but no billings made, the amount of the receivable is estimated and recognized as work in progress. The estimate is based on the nature of the services performed and the terms of the contract.

Management consulting services

Revenue is derived from the provision of management consulting services and represents the billing value of time spent on projects that is chargeable to clients. Revenue is accrued as work in progress as services are rendered. Prebilled revenue is deferred until such time as services are rendered.

Non-consulting revenues

Revenues derived from the provision of subscriber services are recognized monthly over the period of the subscription with a full month’s revenue recognized in the month when service starts. Revenues from the sale of reports are recognized at the time that the report is sold, unless the report is for later delivery, in which case recognition is deferred until delivery. Revenue is stated net of rechargeable expenses and sales or value added taxes.

Cost of revenues

Cost of revenues is comprised of direct labor, travel costs and report production costs.

General administrative expenses

General administrative expenses is comprised of infrastructure costs, the cost of management, corporate controlling, legal, accounting, consulting fees, marketing expenses and other overhead costs (including the amortization of intangible assets and depreciation of tangible assets).

Leases

Leases in which substantially all the risk and rewards of ownership are retained by the lessor and where the entity is the lessee are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.

The Group leases certain items of property, plant and equipment. Leases of property, plant and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the commencement of the lease at the lower of the fair value of the leased property or the present value of the minimum lease payments. In calculating the present value of the minimum lease payments, the discount rate used is the rate implicit in the lease agreement. Lease payments are apportioned between finance costs and the reduction of the outstanding lease liability. The property, plant and equipment acquired under finance leases is depreciated over the shorter of the useful life of the asset or the lease term.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

2. Significant accounting policies (continued)

Financial income and costs

Finance income comprises of interest income on cash and cash equivalents. Finance costs comprise of interest expense on borrowings (including facilities agreement), pension benefit obligations, and capital lease obligations.

Current and deferred income tax

The tax expense for the period comprises of current and deferred tax. Tax is recognized in profit or loss, except that a change attributable to an item of income or expense recognized as other comprehensive income is also recognized directly in other comprehensive income.

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the reporting date in the countries where the Company’s subsidiaries operate and generate taxable income. As the majority of income taxes for the Group are paid in the United States, the reconciliation of the tax charge for the year in Note 25 is calculated using the applicable federal corporate income tax rate in the United States.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which such differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered in the foreseeable future.

Deferred tax is calculated at the tax rates which are expected to apply in the period when the liability is settled or the asset is realized. Deferred tax is credited to profit or loss, except when it relates to items charged or credited directly to other comprehensive income, in which case the deferred tax is recorded in other comprehensive income.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they are related to income taxes levied by the same taxation authority and the Group intends to settle its current assets and liabilities on a net basis.

Dividend distribution

Dividend distribution to the Company’s shareholder is recognized as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s Board of Managers.

Related party

All legal entities that can be controlled, jointly controlled or significantly influenced are considered to be a related party. Also, entities which can control the Company are considered a related party. In addition, statutory directors and other key management and close relatives are regarded as related parties.

Significant transactions with related parties are disclosed in the notes.

Reclassifications

Certain comparative amounts have been reclassified to conform with the current year presentation.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

3. Key sources of estimation uncertainty

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The preparation of the consolidated financial statements requires the development of estimates and judgments that affect the reported amounts of assets and liabilities, revenues and costs, and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results may differ from these estimates under different assumptions or conditions. It is believed that the Group’s key sources of estimation uncertainty are those described below.

Income taxes

The Group is subject to income taxes in numerous jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

Deferred tax assets

Deferred tax assets in respect of deductible temporary differences and tax loss carryforwards exceeding the deferred tax liabilities in respect of taxable temporary differences are recognized to the extent that it is probable that future taxable profit will be available to allow the deferred tax assets to be recovered.

Pension benefits

The present value of the pension obligations depends on a number of factors that are determined on an actuarial basis using a number of assumptions. Any changes in these assumptions will impact the carrying amount of the pension obligations.

The discount rate assumption is used to determine the net cost (income) for pensions. The Group determines the appropriate discount rate at the end of each year. This is the interest rate that is used to determine the present value of estimated future cash outflows expected to be required to settle the pension obligations. In determining the appropriate discount rate, the Group considers the interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity approximating the terms of the related pension liability.

Provisions

The Group is involved in litigation which requires judgment in terms of the provision being carried on the statement of financial position.

Work in Progress

Revenue and profit of fixed price contracts is recognized on a percentage-of-completion basis when the outcome of a contract can be estimated reliably. Management exercises judgment in determining whether a contract’s outcome can be estimated reliably. Management also makes estimates of the total cost of professional services, or in some instances total contract costs, which are used in determining the value of amounts recoverable on contracts. Estimates are continually revised based on changes in the facts relating to each contract.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

4. Acquisition of business

On April 9, 2014 the Group acquired from Talent Q International, 100% of its online psychometric assessment, training and consulting business. The acquisition adds to the assessment services the Group offers clients as part of its people-related advisory services. It enables the Group to provide objective and actionable insights about applicants and employees at all levels in an organization.

In the six months from the acquisition date to September 30, 2014, Talent Q International contributed $3,163,000 of revenue and a loss of $1,256,000 to the Group’s results. Assuming that the acquisition took place on October 1, 2013, the amounts of consolidated revenue and loss included in the Group’s results, would have been approximately $537,253,000 and $6,303,000, respectively.

The major classes of assets acquired and liabilities assumed at the acquisition date are:

$‘000
Property and equipment	50
Intangible Assets	8,222
Trade and other receivables	2,092
Prepayments and other debtors	548
Cash and cash equivalents	465
Trade and other payables	(1,742)
Accrued compensation	(660)
Current tax liabilities	(31)
Deferred tax liabilities	(1,895)

Fair value of identifiable net assets	7,049

Trade and other receivables consist of contractual obligations of $2,325,000, of which $233,000 was expected to be uncollectible at the date of acquisition. A deferred tax benefit of $1,059,000 was recognized related to the valuation of the Group’s pre-acquisition deferred tax assets resulting from the recognition of deferred tax liabilities related to the amortizable intangible assets of Talent Q International.

The goodwill arising on acquisition is calculated as follows:

$‘000
Fair value of consideration transferred	15,500
Fair value of identifiable net assets	7,049

Goodwill	8,451

The consideration transferred consists of payments made in cash with some consideration remaining payable based on reaching a £7,200,000 revenue level at March 31, 2016, which appears to be likely at this point in time. Contingent consideration is recorded at a fair value of $2,050,000 in the contingent consideration line on the consolidated statement of financial position for which fair value remains unchanged as of September 30, 2014. The Group incurred acquisition related costs of $936,000. These costs include legal fees and due diligence costs and have been included in general administrative expenses.

The goodwill is attributable to the skills and technical talent of Talent Q International’s workforce, and the synergies expected to be achieved from integrating Talent Q into the Group’s business.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

5. Financial instruments

The structure of financial instruments in the Group, the basis for their measurement in accordance with IAS 39 Financial Instruments and their reconciliation to the Group statement of financial position was as follows as of the reporting date:

Structure of financial assets and their measurement

IAS 39 amortized cost	2014 $‘000	2013 $‘000
Trade and other receivables	138,433	122,453
Cash and cash equivalents	48,774	59,395

	187,207	181,848

Structure of financial liabilities and their measurement

IAS 39 amortized cost	2014 $‘000	2013 $‘000
Finance leases	617	503
Trade and other payables	40,310	37,446
Due to related party - parent entity	13,861	102

	54,788	38,051

6. Financial risk management

Exposure to market risk

Market risk is the risk that changes in market conditions, such as foreign currency exchange rates and interest rates will affect the Group’s income or financial position. The most important foreign currencies for the Company and their relevant exchange rates to the US Dollar were as follows:

	2014		2013
	Closing	Average	Closing	Average
Sterling	1.6213	1.6570	1.6185	1.5628
Euro	1.2632	1.3567	1.3526	1.3141
Brazil Real	0.4087	0.4381	0.4510	0.4772
Canadian Dollar	0.8932	0.9238	0.9703	0.9850

Currency profile of financial assets at year end

	2014 $‘000	2013 $‘000
US Dollar	7,423	8,448
Sterling	1,741	1,161
Euro	5,985	12,570
Brazil Real	2,216	4,682
Canadian Dollar	3,188	5,455
Other	28,221	27,079

Cash and cash equivalents	48,774	59,395

Cash restricted by lease commitments and performance bonds as of September 30, 2014 was $2,945,000 (2013: $2,794,000).

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

6. Financial risk management (continued)

Exposure to market risk (continued)

Currency profile of financial assets at year end (continued)

	2014 $‘000	2013 $‘000
US Dollar	35,308	32,216
Sterling	27,629	16,681
Euro	28,138	27,601
Brazil Real	9,404	9,420
Canadian Dollar	3,886	4,095
Other	34,068	32,440

Trade and other receivables	138,433	122,453

Currency profile of financial liabilities at year end

	2014 $‘000	2013 $‘000
US Dollar	26,722	22,955
Sterling	13,583	7,516
Euro	21,677	20,873
Brazil Real	6,626	6,515
Canadian Dollar	2,477	2,870
Other	27,618	29,068

Trade and other payables & accrued compensation	98,703	89,797

The Group’s trade payables are due within 1 year.

	2014 $‘000	2013 $‘000
Euro	80	102

Due to related party - parent entity	80	102

	2014 $‘000	2013 $‘000
US Dollar	13,781	—

Due to related party - parent entity	13,781	—

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

6. Financial risk management (continued)

Exposure to market risk (continued)

Sensitivity analysis

A 10% strengthening of the US Dollar against the following currencies at September 30, 2014 would have increased / (decreased) equity and profit or loss by the amounts shown below. The analysis assumes that all of the other variables remain constant. The analysis is performed on the same basis for 2013.

	Equity $‘000	Profit or loss $‘000
2014
Sterling	1,408	66
Euro	(3,127)	(128)
Brazil Real	171	112
Canadian Dollar	365	40
2013
Sterling	1,276	1
Euro	(3,045)	(1,075)
Brazil Real	197	312
Canadian Dollar	355	83

Exposure to credit risk

Credit risk is the risk of financial loss to the Group if a client or counterparty to a financial instrument fails to meet its contractual obligations. This arises principally from the Group’s trade and other receivables balances. The maximum exposure to credit risk for trade and other receivables at the reporting date by geographic region was:

	2014 $‘000	2013 $‘000
United States	22,685	21,034
Europe	72,303	57,817
Asia / Pacific / Africa	24,683	24,535
Latin America	14,876	14,972
Canada	3,886	4,095

	138,433	122,453

The Group’s most significant client accounts for less than 1% of the trade receivables carrying amount at September 30, 2014 (2013: less than 1%). The aging of trade receivables at the reporting date was:

	2014 $‘000	2013 $‘000
0 - 30 days	73,531	59,039
31 - 60 days	17,585	16,632
> 60 days	16,630	16,166

	107,746	91,837

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

6. Financial risk management (continued)

Exposure to liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty delivering cash or another financial asset to meet the obligations associated with its financial liabilities. The Group’s approach to managing liquidity is to ensure that it will always have sufficient liquidity to meet its obligations when due without incurring losses or risking damage to the Group’s reputation. The Group does not have material external borrowings and all cash balances are maintained in highly liquid accounts. Therefore, the exposure related to liquidity or interest risks is not believed to be significant. The following are the contractual maturities of financial liabilities, including estimated interest payments as of September 30, 2014:

		Contractual cash flows
	Carrying amount $‘000	1 year or less $‘000	2-5 years $‘000	More than 5 years $‘000	Total
Finance leases	617	355	456	—	811
Trade and other payables	40,310	40,310	—	—	40,310
Contingent consideration	2,050	—	2,050	—	2,050
Due to related party - parent entity	13,861	13,781	—	80	13,861

	56,838	54,446	2,506	80	57,032

The following are the contractual maturities of financial liabilities, including estimated interest payments as of September 30, 2013:

		Contractual cash flows
	Carrying amount $‘000	1 year or less $‘000	2-5 years $‘000	More than 5 years $‘000	Total
Finance leases	503	415	165	—	580
Trade and other payables	37,446	37,446	—	—	37,446
Due to related party - parent entity	102	—	—	102	102

	38,051	37,861	165	102	38,128

Capital management

HG Luxembourg prudently manages its capital position. The capital structure of the Company consists of debt, which includes PECs (paid in full during 2013) and CPECs as disclosed in Note 10 and equity as disclosed in Note 16. Only when cash dividends are received from subsidiary undertakings are payments made in respect of amounts due related to the PECs and the CPECs, after taking account of expenses incurred by the Company. Capital levels and dividend amounts are monitored by the Board of Managers.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

7. Trade and other receivables

	Note	2014 $‘000	2013 $‘000
Trade receivables - gross		113,776	97,178
Allowance for doubtful accounts		(6,030)	(5,341)

Trade receivables - net		107,746	91,837
Work in progress		27,416	24,777
Due from related party	28	—	500
Current tax receivable	25	3,271	5,339

		138,433	122,453

Debtor days at September 30, 2014 were 39 days (2013: 38 days).

Trade receivables are categorized as follows:

	2014 $‘000	2013 $‘000
Neither past due nor impaired	93,767	84,873
Past due - not impaired	13,979	6,964
Impaired	6,030	5,341

	113,776	97,178

Movements on the Group’s valuation allowance for the impairment of trade receivables are as follows:

	2014 $‘000	2013 $‘000
Valuation allowance for receivables impairment - October 1	5,341	4,681
Utilized	(676)	(609)
Charged (net of amounts collected)	1,505	1,265
Foreign exchange movement	(140)	4

Valuation allowance for receivables impairment - September 30	6,030	5,341

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

8. Property and equipment

	Computer equipment $‘000	Leasehold improvements $‘000	Other equipment $‘000	Total $‘000
Cost:
At September 30, 2012	20,255	9,497	24,206	53,958
Effect of movement in exchange rates	(307)	(310)	(407)	(1,024)
Additions	1,749	2,332	1,411	5,492
Disposals	(1,809)	(110)	(1,084)	(3,003)

At September 30, 2013	19,888	11,409	24,126	55,423
Effect of movement in exchange rates	(774)	(531)	(920)	(2,225)
Additions	2,539	2,560	3,112	8,211
Additions due to acquisition of business	43	—	7	50
Disposals	(1,534)	(1,138)	(1,521)	(4,193)

At September 30, 2014	20,162	12,300	24,804	57,266
Depreciation:
At September 30, 2012	16,220	6,120	18,588	40,928
Effect of movement in exchange rates	(236)	(90)	(211)	(537)
Depreciation for the year	2,257	1,115	1,852	5,224
Disposals	(1,800)	(103)	(848)	(2,751)

At September 30, 2013	16,441	7,042	19,381	42,864
Effect of movement in exchange rates	(657)	(361)	(708)	(1,726)
Depreciation for the year	2,218	1,335	1,816	5,369
Disposals	(1,685)	(1,112)	(1,337)	(4,134)

At September 30, 2014	16,317	6,904	19,152	42,373
Carrying amount
At September 30, 2014	3,845	5,396	5,652	14,893

At September 30, 2013	3,447	4,367	4,745	12,559

At September 30, 2012	4,035	3,377	5,618	13,030

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

9. Intangible assets and goodwill

	Software $‘000	Trademarks and tradenames $‘000	Algorithms $‘000	Other assets $‘000	Goodwill $‘000	Total $‘000
Cost:
At September 30, 2012	13,527	2,490	—	—	19,213	35,230
Effect of movement in exchange rates	15	—	—	—	(153)	(138)
Additions	1,647	—	—	—	—	1,647
Disposals	(74)	—	—	—	—	(74)

At September 30, 2013	15,115	2,490	—	—	19,060	36,665
Effect of movement in exchange rates	(105)	(309)	(236)	(98)	(633)	(1,381)
Additions	5,134	—	—	—	—	5,134
Additions due to acquisition of business	—	3,947	3,015	1,260	8,451	16,673
Disposals	(80)	—	—	—	—	(80)

At September 30, 2014	20,064	6,128	2,779	1,162	26,878	57,011
Amortization:
At September 30, 2012	11,722	2,490	—	—	18,614	32,826
Effect of movement in exchange rates	11	—	—	—	(50)	(39)
Amortization for the year	714	—	—	—	—	714
Disposals	3	—	—	—	—	3

At September 30, 2013	12,450	2,490	—	—	18,564	33,504
Effect of movement in exchange rates	(85)	—	(20)	(7)	(71)	(183)
Amortization for the year	1,004	—	298	95	—	1,397
Disposals	(43)	—	—	—	—	(43)

At September 30, 2014	13,326	2,490	278	88	18,493	34,675

Average remaining amortization period	2.26	N/A	4.50	7.39	N/A	—

Carrying amount
At September 30, 2014	6,738	3,638	2,501	1,074	8,385	22,336

At September 30, 2013	2,665	—	—	—	496	3,161

At September 30, 2012	1,805	—	—	—	599	2,404

The valuation techniques used for measuring the fair value of the intangible assets acquired as part of the Talent Q International acquisition consisted of a “with and without” analysis for the restrictive covenants; “relief from royalty” analyses for both the trademarks/tradenames and the algorithms; and “multi-period excess earnings” analysis for customer relationships. All goodwill amounts are not deductible for tax purposes.

The intangible assets acquired as part of the Talent Q International acquisition are categorized as follows:

$‘000
Restrictive covenants	232
Trademarks / tradenames	3,947
Algorithms	3,015
Customer relationships	1,028

8,222

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

10. Debt

Borrowings

The capital structure of the Group is reviewed regularly to ensure that it remains suitable to the business and its planned development. In 2012, the Company entered into a credit facility with PNC Bank, N.A. and JP Morgan Chase Bank, N.A. and their affiliates (the Credit Facility). This Credit Facility, available until May 21, 2017, allows for multiple drawings to be made by various Group entities in various currencies.

The maximum amount available under the Credit Facility is the lower of $50,000,000 (2013: $50,000,000) or an amount equal to 225% of EBITDA (2013: 225% of EBITDA). At its election, the Company allocated $5,000,000 (2013: $5,000,000) each to overnight borrowing facilities in the United Kingdom and the United States. These can be drawn upon by a number of Group entities in a number of currencies.

The interest rate charged on amounts borrowed under the Credit Facility is based on the inter-bank rate (“LIBOR”) and a margin, which varied from 0.75% to 1.75% (2013: 0.75% to 1.75%), depending on the prevailing ratio of debt to EBITDA. The Credit Facility also included a commitment fee related to the unused portion of the facilities. This fee is calculated on a quarterly basis and varied from 0.15% to 0.30% (2013: 0.15% to 0.30%) of the unused facilities, depending on the ratio of debt to EBITDA.

For the year ended September 30, 2014 the Company paid interest of $251,000 (2013: $94,000), of which $65,000 (2013: $94,000) was in respect of commitment fees. The outstanding balance as of September 30, 2014 was $nil (2013: $nil).

As of September 30, 2014, the principal financial covenant was a fixed charge coverage ratio whereby trailing annual EBIDTAR must exceed 1.1 (2013: 1.1) times the cash payment in respect of income taxes, interest, and lease rentals.

As of September 30, 2014 and September 30, 2013, the Company has been in compliance with the terms of the credit facility.

The Group has an outstanding guarantee of €15,253,000 ($19,268,000) related to certain ongoing litigation.

Current liabilities - due to related party - parent entity

In 2014, the Company entered into a credit facility with HG (Bermuda) Limited. This facility, available until May 21, 2017, includes advances extended to or for the benefit of the Company from time to time. The aggregate principal amount of unpaid cash advances shall not, at any time exceed $15,000,000. The outstanding balance shall be due and payable on demand.

This facility renews automatically for one year periods upon expiration, unless HG (Bermuda) Limited notifies the Company of its intent to terminate the revolving credit. The interest rate charged on amounts borrowed under the credit facilities will be current one month LIBOR rate, plus 0.75%. The Company pays interest annually.

For the year ended September 30, 2014, the Company accrued interest of $56,000 (2013: $nil). The outstanding balance as of September 30, 2014, was $13,781,000 (2013: $nil).

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

10. Debt (continued)

Non current liabilities - due to related party - parent entity

Loan payable to parent entity (Revolver)

In 2011, the Company entered into a credit facility with HG (Bermuda) Limited. This facility, available until September 30, 2022, includes advances extended to or for the benefit of the Company from time to time. The aggregate principal amount of unpaid cash advances shall not, at any time exceed $500,000. The outstanding balance shall be due and payable on demand.

This facility renews automatically for one year periods upon expiration, unless HG (Bermuda) Limited notifies the Company of its intent to terminate the revolving credit. The interest rate charged on amounts borrowed under the credit facilities will be current one month LIBOR rate, plus 2% during the first month, and for each succeeding month thereafter. The Company pays interest annually.

Preferred equity certificates (PECs)

Effective January 11, 2008, HG Luxembourg issued 468,966.6 PECs with a par value of €25 to HG (Bermuda) Limited. The price of the PECs (€11,724,165) was paid through the assignment of claim for the payment of the outstanding principal amount of a loan note on January 11, 2008. The PECs bear interest at the annual rate of 12% and were originally due for repayment no later than January 11, 2037. Interest was accrued annually. Principal and interest payable were able to be repaid at any time at the election of HG Luxembourg.

As of September 30, 2014 and 2013, the PEC’s and related interest payable were fully repaid. During 2013 the Company repaid PECs in the amount of $10,604,950 (€8,155,771) and interest payable in the amount of $833,288 (€640,843).

Convertible preferred equity certificates (CPECs)

Effective January 11, 2008, share premium of €123,381 ($182,332) was converted to 4,935.24 CPECs. CPECs are non-interest bearing and can be settled as follows:

•	At maturity with all CPECs outstanding on January 11, 2037 to be redeemed at their par value of €25.

•	Optional redemption is permitted at any time at the election of HG Luxembourg at a call price equal to the greater of par value or market value (determined by a manager of HG Luxembourg in good faith).

During the year ended September 30, 2014, 606.388 (2013: 63.368) CPECs were redeemed for a loss of $12,755,231 (2013: $1,344,000) reflected as a capital distribution on the consolidated statements of changes in equity. As of September 30, 2014, there were 2,295.478 CPECs outstanding (2013: 2,901.866).

	PEC (Principal)	PEC (Interest)	CPEC	Current Revolver	Non-Current Revolver	Total $‘000
At September 30, 2012	10,488	66	104	—	224	10,882
Interest expense	—	772	—	—	3	775
Repayment / redemption	(10,605)	(833)	(2)	—	(227)	(11,667)
Foreign exchange movement	117	(5)	—	—	—	112

At September 30, 2013	—	—	102	—	—	102
Advance / redemption	—	—	(22)	13,781	—	13,759

At September 30, 2014	—	—	80	13,781	—	13,861

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

11. Obligations under finance leases

Present value of minimum finance lease payments as of September 30, 2014

	Future minimum lease payments $‘000	Interest $‘000	Present value of minimum lease payments $‘000
Amounts payable:
Within one year	355	114	241
Between one and five years	456	80	376

	811	194	617

Present value of minimum finance lease payments as of September 30, 2013

	Future minimum lease payments $‘000	Interest $‘000	Present value of minimum lease payments $‘000
Amounts payable:
Within one year	415	59	356
Between one and five years	165	18	147

	580	77	503

The balance of amounts payable after 5 years is $nil.

Carrying amount of assets held under finance leases:

	2014 $‘000	2013 $‘000
Automobiles and other equipment	278	457

	278	457

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

12. Trade and other payables

	2014 $‘000	2013 $‘000
Trade payables	10,025	9,121
Other taxes and social security	18,145	15,068
Other accrued expenses	11,242	12,470
Other payables	898	787

	40,310	37,446

Trade payables consist of amounts outstanding for trade and ongoing costs. The average credit period taken for trade purchases is 27 days (2013: 27 days).

13. Accrued compensation

	Note	2014 $‘000	2013 $‘000
Accrued compensation and leave		12,843	11,444
Accrued bonuses		33,348	31,853
Accrued SIP	20	12,202	9,054

		58,393	52,351

Accrued compensation and accrued bonuses are measured on a non-discounted basis and expensed in the period in which the service was rendered. Amounts paid under the employee bonus plans are determined by Management.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

14. Long term provisions

$‘000
At September 30, 2012	9,497
Utilized	(527)
Charged	14,331
Released	68
Foreign exchange movement	18

At September 30, 2013	23,387
Utilized	(261)
Charged	1,617
Released	(287)
Foreign exchange movement	(1,314)

At September 30, 2014	23,142

Provisions relate to certain litigation matters, property lease obligations and obligations in respect of former and current employees of the Group, including related tax obligations.

The Company is involved in certain litigation arising in the normal course of business, including employment matters identified below. Provision has been made on a case by case basis in respect of the cost of defending cases and, where appropriate, management’s best estimate of the cost of settling the claims, net of insurance recoveries. The Company establishes these provisions based on all available information including any negotiations or rulings as well as the advice of legal counsel, and other information and events pertaining to a particular case. Certain litigation matters have been ongoing for a number of years and the time scale on which such matters may be concluded is uncertain. While it is not possible to predict with certainty the outcome of these matters, Management is of the opinion that the litigation will not have a material impact on the Group’s operations.

A claim brought by a former employee was heard in the Regional Court, Frankfurt am Main, Germany. The former employee contended that his employment was wrongfully terminated and has brought various actions for breach of contract in the aggregate amount, including interest, of approximately $19,000,000 (2013: $20,000,000). The Company filed counterclaims alleging violation of the employee’s legal duties to the Company. On September 19, 2012, the Regional Court found for the Company on all counts and dismissed all of the former employee’s claims against the Company. The Court also found for the Company on their counterclaims and ordered the former employee to pay damages to the Group and to its parent entity. The former employee appealed the decision of the Regional Court. On February 19, 2014, the Higher Regional Court announced its decision on the appeal, resulting in the Company being liable for approximately $18,709,000 in damages, including interest, which has been accrued as a provision as of September 30, 2014. During 2014, HGIH B.V appealed the decision of the Appellate Court to the Supreme Court.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations

The Company has multiple pension and savings plans covering certain of its employees worldwide. Costs associated with these plans are recorded in accordance with the plan and IAS 19.

Defined Contribution Pension Plans

The Company provides defined contribution retirement and savings plans to eligible employees throughout the world. The assets of the plans are held separately from those of the sponsors in separately administered funds. The total cost charged to income in respect to defined contribution plans was $11,735,000 (2013: $11,613,000).

Defined Benefit Pension Plans

In the United States, the Company operates a defined benefit pension plan for certain of its employees. The assets of this plan are held separately from the assets of the sponsors in self-administered funds. An actuarial valuation was performed as of September 30, 2014 by a qualified independent actuary, United Retirement Plan Consultants. The plan is funded consistent with local statutory requirements. On September 30, 2009, the plan was frozen.

In Japan, the Company operates a defined benefit pension plan for certain of its employees and directors. An actuarial valuation was performed as of September 30, 2014 by a qualified independent actuary, IIC Partners Co., Ltd. The plan is unfunded.

Other Post-Employment Benefits Plan

In the United States, the Company has benefit plans which offer medical and life insurance coverage to eligible employees and which continue to provide coverage after retirement. An actuarial valuation was performed as of September 30, 2014 by a qualified actuary who is an employee of Hay Group, Inc.

Supplemental Executive Retirement Plans

In the United States, the Company operates a benefit plan which provides supplemental pension benefits. Supplemental defined benefit obligations are unfunded. An actuarial valuation was performed as of September 30, 2014 by a qualified independent actuary, United Retirement Plan Consultants.

Other Plans

Certain subsidiaries maintain pension plans that are not significant to the consolidated financial statements. The plans are being funded as necessary.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

The liabilities included in the Group’s statement of financial position in relation to retirement benefit obligations are as follows:

	2014 $‘000	2013 $‘000
US defined benefit pension plan	(4,508)	(1,752)
US other post-employment benefits plan	(13,049)	(11,404)
US defined benefit supplemental executive retirement plan	(5,237)	(4,594)
Japan post-retirement benefit plan	(2,934)	(2,988)
Other post-retirement benefit plans	(1,505)	(1,318)

	(27,233)	(22,056)

The disclosures required by IAS 19 have been provided for the US defined benefit plan, US other post-retirement benefits plan, US defined benefit supplemental executive retirement plan and the Hay Group Japan Limited retirement plan. The balance of the US supplemental executive retirement plan includes a balance of $107,000 (2013: 109,000) that has been classified as a current obligation and is presented within trade and other payables.

Additional disclosures

The principal assumptions used by the qualified actuaries for IAS 19 purposes were:

	2014 % p.a.	2013 % p.a.
All US plans
Discount rate	4.50	5.00
Ultimate healthcare inflation	5.00	5.00

Japan post-retirement benefit plan
Rate of increase in salaries (Director)	1.00	1.00
Rate of increase in salaries (Employee)	1.00	1.00
Discount rate (Director)	0.60	1.00
Discount rate (Employee)	0.60	0.90

Male life expectancy at 65 in years	2014	2013
US defined benefit pension plan	21.60	19.25
US other post-employment benefits plan	21.60	18.60
US defined benefit supplemental executive retirement plan	21.60	19.20

Female life expectancy at 65 in years	2014	2013
US defined benefit pension plan	23.80	21.10
US other post-employment benefits plan	23.80	20.40
US defined benefit supplemental executive retirement plan	23.80	21.00

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

The fair value of the assets in the US defined benefit pension plan, the present value of the liabilities in the aforementioned plans and the expected rates of return at each reporting date were:

	%	2014 $‘000%		2013 $‘000
US defined benefit pension plan
Equities	8.3	17,730	8.3	16,809
Bonds	3.9	7,513	3.8	7,891
Cash		1,121		1,028

Total fair value of assets	6.4	26,364	6.4	25,728
Present value of plan liabilities		(30,872)		(27,480)

Deficit in plan		(4,508)		(1,752)
US defined benefit supplemental executive retirement plan
Total fair value of assets		—		—
Present value of plan liabilities		(5,237)		(4,594)

Deficit in plan		(5,237)		(4,594)
US other post-employment benefits plan
Total fair value of assets		—		—
Present value of plan liabilities		(13,049)		(11,404)

Deficit in plan		(13,049)		(11,404)
Japan post-retirement benefit plan
Total fair value of assets		—		—
Present value of plan liabilities		(2,934)		(2,988)

Deficit in plan		(2,934)		(2,988)
Other post-retirement benefit plans
Total fair value of assets		—		—
Present value of plan liabilities		(1,505)		(1,318)

Deficit in plan		(1,505)		(1,318)
Total fair value of assets		26,364		25,728
Present value of plan liabilities		(53,597)		(47,784)

Deficit in plans		(27,233)		(22,056)

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

Present value of benefit obligations

	2014 $‘000	2013 $‘000
Funded obligations	26,364	25,728
Unfunded obligations	27,233	22,056

Total obligations	53,597	47,784

Analysis of amount charged to profit and loss

	2014 $‘000	2013 $‘000
Current service costs
US other post-employment benefits plan	236	276
Japan post-retirement benefit plan	401	462

Amount charged to operating profit	637	738

	2014 $‘000	2013 $‘000
Expected return on pension plan assets
US defined benefit pension plan	(1,599)	(1,337)
Interest on pension plan liabilities
US defined benefit pension plan	1,337	1,215
US other post-employment benefits plan	552	492
US defined benefit supplemental executive retirement plan	227	213
Japan post-retirement benefit plan	25	7
Other post-retirement benefit plans	14	26

	2,155	1,953

Amount charged to net finance costs	556	616

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

Actuarial gains and losses recognized in other comprehensive income

	2014 $‘000	2013 $‘000
US defined benefit pension plan
Actual return less expected return on pension plan assets	419	1,736
Experience losses arising on pension plan liabilities	(369)	(392)
Changes in assumptions underlying the present value of pension plan liabilities	(3,069)	3,228

	(3,019)	4,572
US other post-employment benefits plan
Experience gains / (losses) arising on pension plan liabilities	(357)	801
Changes in assumptions underlying the present value of pension plan liabilities	(943)	720

	(1,300)	1,521
US defined benefit supplemental executive retirement plan
Experience gains / (losses) arising on pension plan liabilities	(66)	485
Changes in assumptions underlying the present value of pension plan liabilities	(462)	418

	(528)	903
Japan post-retirement benefit plan
Experience gains / (losses) arising on pension plan liabilities	(93)	177
Changes in assumptions underlying the present value of pension plan liabilities	(82)	80

	(175)	257
Other post retirement benefits plans	(137)	15

Total actuarial gains / (losses) recognized in other comprehensive income	(5,159)	7,268

The cumulative actuarial loss recognized in the statement of comprehensive income was $8,290,000 as of September 30, 2014 (2013: loss $3,131,000).

Deferred taxes attributable to actuarial loss were ($1,973,000) (2013: loss ($2,817,000)).

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

Analysis of movement in deficit during the year

	2014	2013
	$‘000	$‘000
US defined benefit pension plan
Deficit in plan at the beginning of the year	(1,752)	(7,654)
Contributions	—	1,208
Net finance charge	263	122
Actuarial gain / (loss)	(3,019)	4,572

Deficit in plan at the end of the year	(4,508)	(1,752)

US other post-employment benefits plan
Deficit in plan at the beginning of the year	(11,404)	(12,701)
Current service cost	(236)	(276)
Benefit payments	443	544
Net finance charge	(552)	(492)
Actuarial gain / (loss)	(1,300)	1,521

Deficit in plan at the end of the year	(13,049)	(11,404)

US defined benefit supplemental executive retirement plan
Deficit in plan at the beginning of the year	(4,594)	(5,397)
Net finance charge	(227)	(213)
Benefit payments	112	113
Actuarial gain / (loss)	(528)	903

Deficit in plan at the end of the year	(5,237)	(4,594)

Japan post-retirement benefit plan
Deficit in plan at the beginning of the year	(2,988)	(3,797)
Current service cost	(401)	(462)
Net finance charge	(25)	(7)
Benefit payments	315	209
Actuarial gain / (loss)	(175)	257
Foreign exchange movement	340	812

Deficit in plan at the end of the year	(2,934)	(2,988)

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

Reconciliation of the fair value of plan assets

	2014	2013
	$‘000	$‘000
US defined benefit pension plan
Fair value of plan assets at the beginning of the year	25,728	22,713
Contributions by the employer	—	1,208
Benefit payments	(1,382)	(1,266)
Expected return on plan assets	1,599	1,337
Actuarial gain	419	1,736

Fair value of plan assets at the end of the year	26,364	25,728

The expected return on plan assets was based on the assumption of a long-term trend of 8.3 percent for equities and 3.8 percent for bonds.

Actual return on plan assets

	2014	2013
	$‘000	$‘000
Actual gain on plan assets	2,018	3,073

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

Reconciliation of the present value of plan liabilities

	2014	2013
	$‘000	$‘000
US defined benefit pension plan
Value of plan liabilities at the beginning of the year	27,480	30,367
Interest cost	1,336	1,215
Benefit payments	(1,382)	(1,266)
Actuarial (gain) / loss	3,438	(2,836)

Value of plan liabilities at the end of the year	30,872	27,480

US other post-employment benefits plan
Value of plan liabilities at the beginning of the year	11,404	12,701
Current service cost	236	276
Interest cost	552	492
Benefit payments	(443)	(544)
Actuarial (gain) / loss	1,300	(1,521)

Value of plan liabilities at the end of the year	13,049	11,404

US defined benefit supplemental executive retirement plan
Value of plan liabilities at the beginning of the year	4,594	5,397
Interest cost	227	213
Benefit payments	(112)	(113)
Actuarial (gain) / loss	528	(903)

Value of plan liabilities at the end of the year	5,237	4,594

Japan post-retirement benefit plan
Value of plan liabilities at the beginning of the year	2,988	3,797
Current service cost	401	462
Interest cost	25	7
Benefit payments	(315)	(209)
Actuarial (gain) / loss	175	(257)
Foreign exchange movement	(340)	(812)

Value of plan liabilities at the end of the year	2,934	2,988

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

History of experience gains and losses

	2014	2013	2012	2011	2010
	$‘000	$‘000	$‘000	$‘000	$‘000
US defined benefit pension plan
Fair value of plan assets at the end of the year	26,364	25,728	22,713	18,346	17,935
Value of plan liabilities at the end of the year	(30,872)	(27,480)	(30,367)	(27,151)	(24,930)
Deficit in plan at the end of the year	(4,508)	(1,752)	(7,654)	(8,805)	(6,995)
Difference between the expected return and actual return on plan assets	419	1,736	1,797	(850)	497
Percentage of plan assets	(1.6%)	6.8%	7.9%	(4.6%)	2.8%
Experience gains / (losses) on plan liabilities	(369)	(392)	(319)	(240)	340
Percentage of plan liabilities	1.2%	(1.4)	(1.1%)	(0.9%)	1.4%
Total actuarial gain / (loss)	(3,019)	4,572	(1,135)	(2,663)	67
Percentage of present value of plan liabilities	9.8%	16.6%	(3.7%)	(9.8%)	0.3%
US other post-employment benefits plan
Value of plan liabilities at the end of the year	(13,049)	(11,404)	(12,701)	(11,454)	(10,839)
Experience gains / (losses) on plan liabilities	(357)	801	285	427	433
Percentage of plan liabilities	(2.7%)	7.0%	2.2%	3.7%	4.0%
Total actuarial gain / (loss)	(1,300)	1,521	(962)	(126)	171
Percentage of present value of plan liabilities	(10.0%)	13.3%	(7.6%)	(1.1%)	1.6%
US defined benefit supplemental executive retirement plan
Value of plan liabilities at the end of the year	(5,237)	(4,594)	(5,397)	(4,795)	(4,110)
Experience gains / (losses) on plan liabilities	(66)	485	3	48	(12)
Percentage of plan liabilities	(1.3%)	10.6%	0.1%	1.0%	(0.3%)
Total actuarial gain / (loss)	(528)	903	(486)	(519)	128
Percentage of present value of plan liabilities	10.1%	19.7%	(9.0%)	(10.8%)	3.1%
Japan post-retirement benefit plan
Value of plan liabilities at the end of the year	(2,934)	(2,988)	(3,797)	(3,299)
Experience gains / (losses) on plan liabilities	(93)	177	(47)	(56)
Percentage of plan liabilities	(3.2%)	5.9%	(1.3%)	(1.7%)
Total actuarial gain / (loss)	(175)	257	(132)	(83)
Percentage of present value of plan liabilities	6.0%	8.6%	(3.5%)	(2.4%)

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

15. Retirement benefit obligations (continued)

Sensitivity analysis of plan liabilities

	2014	2013
	$‘000	$‘000
US defined benefit pension plan
1% increase in discount rate
Effect on accumulated benefit obligation	(2,944)	(2,738)
1% decrease in discount rate
Effect on accumulated benefit obligation	3,528	3,286
US other post-employment benefits plan
1% increase in discount rate
Effect on accumulated benefit obligation	(998)	(1,020)
1% decrease in discount rate
Effect on accumulated benefit obligation	1,052	1,207
1% increase in ultimate healthcare cost trend rate
Effect on accumulated benefit obligation	53	32
1% decrease in ultimate healthcare cost trend rate
Effect on accumulated benefit obligation	(71)	(37)

Contributions

	2014 $‘000	2013 $‘000
Total contributions made during the year	—	1,208

The Group does not expect to make regular ongoing contributions in 2015.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

16. Share capital

Effective December 9, 2004, HG (Bermuda) Limited transferred 100% of its interest in its wholly owned subsidiary, Hay Group Partners Holding (Partners BV) to HG Luxembourg in exchange for 100% of the issued shares of HG Luxembourg and an interest bearing unsecured note. Specifically, 57 shares of Partners BV were transferred to HG Luxembourg in exchange for an additional 76,540 shares of HG Luxembourg with a deemed value of €3,827,835 ($5,097,911) and 343 shares of Partners BV were transferred to HG Luxembourg in exchange for a loan note in the amount of €23,034,165. The loan note bore interest at the annual rate of Euribor plus 3% and was due for repayment no later than December 9, 2034. Interest was compounded monthly and due annually. The outstanding balance was paid in full on January 11, 2008.

Effective January 11, 2008, in order to absorb the cumulative losses of HG Luxembourg, the number of shares of HG Luxembourg were reduced to 4,000 (€25 par value) by cancelling 73,040 shares. The remaining losses of HG Luxembourg were absorbed by reducing share premium. The USD equivalent of the reduction of share capital and share premium was $5,213,369. Share premium of €123,381 ($182,332) was converted to 4,935.24 CPECs. The remaining balance of share premium ($282,557) was transferred to retained earnings.

	Shares authorized	Shares issued and outstanding	Called up share capital $‘000
Share capital (€25 par value)	4,000	4,000	132

17. Dividends

During the year ended September 30, 2014, the Company received a dividend in the amount of €10,000,000 (2013: €10,000,000) from Hay Group Partners Holding B.V. The US dollar equivalent in the Company financial statements was $13,101,000 (2013: $13,060,000).

18. Revenue

The Group recognizes revenue in the following categories:

	2014	2013
	$‘000	$‘000
Consulting services	358,431	375,795
Non-consulting revenue	174,514	134,951

	532,945	510,746

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

19. Employees

The average number of employees during the year was as follows:

	2014	2013
Consultants	1,447	1,364
Productized services	861	785
Administrative support staff	696	729

	3,004	2,878

Employees’ costs during the year amounted to:

		2014	2013
	Note	$‘000	$‘000
Wages and salaries		294,511	278,410
Social security costs		31,179	31,421
Pension costs	15	12,372	12,351
Other employee related costs		16,753	13,345

		354,815	335,527

20. Senior incentive plan

Amounts paid annually under the Senior Incentive Plan are determined by Management and are based on Group profit before taxes, interest payable, amortization and provisions for amounts due under this plan.

The amount earned is allocated to individuals, based upon performance, in various currencies. As such, the amount accrued at the reporting date, and included within accrued compensation (Note 13), and the amount ultimately paid in settlement of these liabilities may be different to the amount charged.

Profit from operations before senior incentive plan:

	2014	2013
	$‘000	$‘000
Profit from operations	19,811	11,846
Senior incentive plan	12,624	10,949

	32,435	22,795

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

21. Auditor remuneration

Fees billed to the Company and its subsidiaries by KPMG Luxembourg S.à r.l., Luxembourg, and other member firms of the KPMG network during the year are as follows:

	2014	2013
	$‘000	$‘000
Financial statement audit services	1,297	1,205
Other audit services	175	433
Tax services	724	357
Other non-audit services	20	12

	2,216	2,007

Such fees are presented under general administrative expenses in the statement of comprehensive income.

22. Restructuring

During the year ended September 30, 2014, costs of $nil were incurred in respect of a restructuring undertaken by the Company (2013: $5,874,000). The restructuring undertaken in 2013 involved severance costs and was mostly paid during 2013.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

23. Profit before taxation

Profit before taxation is stated after charging the following:

	2014	2013
	$‘000	$‘000
Cost of Revenues
Depreciation of tangible fixed assets	418	533
Staff costs	298,860	280,531
Temporary help	11,538	11,356
Operating lease rentals	3,700	3,767
Other	24,573	43,552

	339,089	339,739

General administrative expenses
Foreign exchange losses	5,061	2,007
Operating lease rentals	26,889	29,694
Depreciation of tangible fixed assets	4,951	4,691
Amortization of intangible assets	1,397	714
Gain on the disposal of property and equipment	(297)	(47)
Staff costs	55,955	54,996
Temporary help	3,829	2,458
Non-recoverable employee expenses	25,128	21,509
Other	51,132	43,139

	174,045	159,161

24a. Finance income

		2014	2013
	Note	$‘000	$‘000
Interest and similar income		702	531

		702	531

24b. Finance costs

		2014	2013
	Note	$‘000	$‘000
Interest on facility agreement	10	251	94
Other interest and similar charges		519	507
Interest on preferred equity certificates		—	772
Finance charge on employee benefit obligations	15	556	616

		1,326	1,989

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

25. Taxes

Tax assets and liabilities

	2014	2013
	$‘000	$‘000
Current tax
Current tax receivable	3,271	5,339
Current tax liability	(1,657)	(6,629)
Non-current tax
Deferred tax asset	33,777	32,554
Tax liabilities	(684)	(2,922)
Deferred tax liability	(3,325)	(575)

Taxation charge

The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the consolidated companies as follows:

	2014	2013
	$‘000	$‘000
Based on the profit before tax for the year:
Income taxes at 35% (2013: 35%)	6,715	3,934
Permanent differences	2,273	(193)
Adjustment for prior year tax charges	1,388	(3,416)
Overseas withholding taxes	816	671
State and other local taxes	739	988
Effect of local rate differences	1,710	219
Profits not taxed due to carryforward tax losses	(803)	(593)
Losses generating no current tax benefit	168	2,098
Other	(1,809)	(340)

	11,197	3,368

	2014	2013
	$‘000	$‘000
Profit before tax for the year:	19,187	10,388
Effective tax rate	58.4%	32.4%

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

25. Taxes (continued)

Taxation charge (continued)

The tax charge is split between current and deferred as follows:

	2014	2013
	$‘000	$‘000
Current tax	10,737	13,881
Deferred tax	460	(10,513)

	11,197	3,368

Factors that are likely to impact the tax rate of the Company in the future include the extent to which it is able to utilize tax losses in various countries.

Deferred taxes

Full provision is made for the effect of timing differences between the recognition of gains and losses in the financial statements and their recognition for current taxation. Deferred tax assets are recognized to the extent that Management regards their recovery as “more likely than not.” This determination included an assessment of future taxable profits.

The Company recognized deferred tax assets on corporate income tax loss carryforwards of $2,298,000 as of September 30, 2014 (2013: $1,945,000). Loss carryforwards of $2,131,000 (2013: $1,799,000) can be used indefinitely; the remaining expire in 2018. Previously unrecognized corporate income tax loss carryforwards of $nil (2013: $nil) were considered to meet recognition criteria. No deferred tax assets were recognized for corporate income tax loss carryforwards of $13,879,000 (2013: $15,941,000).

Net deferred tax assets / (liabilities) are provided as follows:

	2014	2013
	$‘000	$‘000
Post-retirement healthcare benefits	5,382	4,668
Pension and other post-employment benefits	7,907	6,257
Deferred revenue	2,038	1,965
Accrued compensation	4,010	4,203
Tax losses	2,292	1,945
Intangible assets	(909)	—
Other net deferred tax assets	10,689	13,516
Other net deferred tax liabilities	(957)	(575)

	30,452	31,979

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

25. Taxes (continued)

Deferred taxes (continued)

The net movement in the net deferred tax asset is as follows:

	2014	2013
	$‘000	$‘000
Beginning net deferred tax asset balance	31,979	26,083
Current year tax charge	(460)	10,513
Deferred tax on intangible assets	(1,895)	—
Deferred tax on actuarial gains / losses	1,973	(2,817)
Reduction of deferred tax asset due to tax rate change	12	148
Foreign exchange losses	(1,157)	(1,948)

Ending net deferred tax asset balance	30,452	31,979

Tax Contingencies

In the normal course of business, the Company finds itself from time to time under examination by the taxing authorities of the countries in which it operates. While it is not possible to predict with certainty the outcome of these matters, Management is of the opinion that these examinations will not materially affect the Company’s financial position or operations.

26. Contingent liabilities

The Company is involved in certain litigation arising in the normal course of business. Certain litigation matters have been ongoing for a number of years and the time scale on which such matters may be concluded is uncertain. While it is not possible to predict with certainty the outcome of these matters, Management is of the opinion that the litigation will not have a material impact on the Company’s financial position or operations.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

27. Commitments

The Group leases office space, computer equipment and office equipment with varying lease terms. Total minimum lease payments under non-cancelable operating leases are:

	2014	2013
	$‘000	$‘000
Operating leases which expire:
Within one year	7,209	6,447
Between two and five years	28,125	36,529
Over five years	16,988	17,698

At September 30	52,322	60,674

Minimum lease payments in 2015 under non-cancelable operating leases are:

	2014	2013
	$‘000	$‘000
Operating leases which expire:
Within one year	7,209	6,447
Between two and five years	21,434	19,404
Over five years	2,767	2,890

At September 30	31,410	28,741

28. Related-party transactions

The total of amounts payable to HG (Bermuda) Ltd as of September 30, 2014 is $13,861,000 (2013: $102,000). Interest expense recognized during the year ended September 30, 2014 on balances due to HG (Bermuda) Ltd. was $60,000 (2013: $775,000).

Total remuneration paid to key management personnel (being the Board of Managers) consisted of the following:

	2014	2013
	$‘000	$‘000
Short-term employee benefits	3,768	3,634
Post-employment benefits	107	177
Other long-term benefits	1	30

As of September 30, 2014, there was a $nil (2013: $500,000) loan receivable due from a related party of the Company.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

29. Investments

The Hay Group includes 100% of the ordinary capital of the following subsidiary undertakings, except where a smaller proportion is indicated. All subsidiaries are primarily engaged in management consulting except where otherwise indicated. The country of operations and registration of the subsidiaries are as follows:

Key

Argentina		Hay Argentina S.A.
Australia		Hay Group Pty Ltd.
Belgium		Hay Group N.V./S.A.
Brazil		Hay do Brasil Consultores Ltda.
Canada		Hay Group Ltd.
Chile	*	Hay Group Ltd.
China		Hay Group Asia Ltd.
China		Hay Group Ltd.
China		Hay Group Co. Ltd.
Colombia		Hay Management Consultants Colombia Ltda.
Costa Rica	*	Hay Group, S.R.L.
Curacao	F	Hay Financial Corporation N.V.
Czech Republic	*	Hay Group O.S.
Finland		Hay Group, Oy
France	*	Hay Group S.A.
France	H	Hay France S.A.
Germany		Hay Group GmbH
Greece		Hay Group S.A.
Hungary		Hay Group Management Consultants Ltd.
India		Hay Consultants India Private Ltd.
Indonesia		PT Hay Group
Ireland		Hay Group (Ireland) Ltd.
Ireland		Hay Management Consultants Ireland Ltd.
Israel		Hay Group Ltd.
Italy		Hay Group S.r.l.
Japan		Hay Group (Japan), Ltd.
Lithuania		Hay Group UAB
Malaysia		Hay Group Sdn.Bhd. (98.35%)
Mexico		Hay Group, S.A. de C.V.
The Netherlands	H	Hay Group Investment Holding B.V.
The Netherlands		Hay Group B.V.
The Netherlands	H	Hay Management International B.V.
The Netherlands	H	Hay Group Partners Holding B.V.

HG (Luxembourg) S.à r.l.

2014 Annual Consolidated Financial Statements

Notes to the consolidated financial statements

for the year September 30, 2014

29. Investments (continued)

Key

New Zealand		Hay Group Ltd.
Norway		Hay Group AS
Peru		Hay Group S.A.C.
Poland		Hay Group Sp.z.o.o.
Portugal		Hay Consulting Group, S.A.
Romania		Hay Group Management Consultants SRL
Qatar		Hay Group, LLC.
Russia	*	Hay Group OOO
Saudi Arabia		Hay Group Saudi Arabia Limited
Singapore		Hay Group Pte Ltd.
Slovak Republic		Hay Group s.r.o.
South Africa		Hay Group South Africa (Pty) Ltd.
South Korea		Hay Group Ltd.
Spain		Hay Group S.A.
Sweden		Hay Group AB
Thailand	*	Hay Group Ltd.
Turkey	*	Hay Group Danismanlik LS
Ukraine		Hay Group TOV
United Arab Emirates	*	Hay Group
United Kingdom	*	The Hay Group Management Ltd.
United Kingdom	H	Hay Group UK Holdings Ltd.
United Kingdom	H*	Hay Group Intermediary Ltd.
United Kingdom		Hay Pension Consultants Ltd.
United Kingdom		Talent Q International
United States of America	*	Hay Group, Inc.
United States of America	H	Hay Group Holdings, Inc.
United States of America	M*	Hay Group Management, Inc.
United States of America	H*	Hay Group International, Inc.
United States of America	*	Hay/Huggins Plan Services, Inc.
Venezuela		Hay Group Venezuela S.A.
Vietnam		Hay Group Consulting Limited

Key

* Held by a subsidiary undertaking		M Group management company
F Finance company		H Intermediate holding company only

30. Subsequent events

There are no subsequent events that require adjustment or disclosure in the financial statements.